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                                                                 Exhibit 99N(II)

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Tax Treatment of Fund Operations", "State and Local Taxation" and "Independent Auditors and Legal Counsel" and to the use of our report dated June 14, 2002 in the Registration Statement (Form N-2 No. 333-85892 and 811-21063) and related Prospectus of
BACAP Opportunity Strategy, LLC for the registration of limited liability company interests.


                                                               ERNST & YOUNG LLP


New York, New York
June 14, 2002